Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274547

PROSPECTUS SUPPLEMENT NO. 12

(to Prospectus dated December 14, 2023)

Serve Robotics Inc.

18,960,989 Shares of Common Stock

This prospectus supplement supplements the prospectus dated December 14, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-274547). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in (i) our Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2024 (the “Quarterly Report”) and (ii) our Current Report on Form 8-K, filed with the SEC on November 7, 2024 (the “Current Report”). Accordingly, we have attached the Quarterly Report and the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of up to 18,960,989 shares of our Common Stock, $0.0001 par value per share (“Common Stock”), which includes: (i) 4,121,632 shares of our common stock issued in a private placement offering in multiple closings on July 31, 2023, August 30, 2023 and October 26, 2023 (the “Private Placement”) (including 937,961 shares of our common stock issued upon conversion of the senior subordinated secured convertible notes offered and sold by Serve Operating Co., a privately held Delaware corporation (formerly known as Serve Robotics Inc.) (“Serve”), to accredited investors (the “Bridge Notes”)); (ii) 468,971 shares of our common stock issuable upon exercise of the warrants issued to investors in connection with the issuance of the Bridge Notes; (iii) an aggregate of 478,571 shares of our common stock issuable upon exercise of the warrants issued to (a) certain registered broker-dealers in connection with the sale of the Bridge Notes and (b) each of the U.S. registered broker-dealers in connection with the Private Placement; (iv) 142,730 shares of our common stock issuable upon exercise of the warrants of Serve that were assumed by the Company in connection with the Merger; and (v) 12,249,085 shares of our common stock privately issued to the selling stockholders on July 31, 2023 in exchange for the capital stock of Serve in connection with the closing of the merger between us and Serve (the “Merger”), which excludes the restricted stock held by the Company’s current or former employees who have waived their registration rights; and (vi) 1,500,000 shares of our common stock held by the stockholders of Patricia Acquisition Corp., our predecessor, prior to the Merger.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “SERV”. On November 5, 2024, the closing price of our Common Stock on The Nasdaq Capital Market was $9.81 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 9 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 7, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended September 30, 2024

Or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

COMMISSION FILE NUMBER 000-56237

SERVE ROBOTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3844872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

730 Broadway Redwood City, CA 94063	(818) 860-1352
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes ☐ No ☒

As of November 5, 2024, the registrant had 44,298,197 shares of its common stock, par value $0.0001 per share, outstanding.

SERVE ROBOTICS INC.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends impacting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “seek,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “might,” “forecast,” “continue,” or the negative of those terms, and similar expressions and comparable terminology intended to reference future periods. Forward-looking statements include, but are not limited to, statements about:

●	our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

●	our reliance on third parties, including suppliers, delivery platforms, brand sponsors, software providers and service providers;

●	our ability to operate in public spaces and any errors caused by human supervisors, network connectivity or automation;

●	our robots’ reliance on sophisticated software technology that incorporates third-party components and networks to operate, and our ability to maintain licenses for this software technology;

●	our ability to commercialize our products at a large scale;

●	the competitive industry in which we operate which is subject to rapid technological change;

●	our ability to raise additional capital to develop our technology and scale our operations;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of current and future laws and regulations, especially those related to personal delivery devices;

●	potential cybersecurity risks to our operational systems, infrastructure and integrated software by us or third-party vendors;

●	the development of a market for our common stock;

●	the Company’s ability to continue as a going concern; and

●	other risks and uncertainties, including those listed in this Quarterly Report under the caption “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Accordingly, the forward-looking statements in this Quarterly Report on Form 10-Q should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements.

ii

PART I

Item 1. Financial Statements

Serve Robotics Inc.

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2024 and December 31, 2023

(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$50,913,133	$6,756
Accounts receivable	13,099	2,955
Inventory	327,363	774,349
Prepaid expenses	3,452,560	676,969
Escrow Receivable	180,000	-
Total current assets	54,886,155	1,461,029
Property and equipment, net	5,406,261	48,422
Right of use asset	660,286	782,439
Security Deposits	512,659	512,659
Total assets	$61,465,361	$2,804,549

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,606,754	$2,050,605
Accrued liabilities	55,440	255,849
Deferred revenue	14,097	-
Note payable, current	-	1,000,000
Note payable - related party	-	70,000
Right of use liability, current portion	436,377	496,963
Lease liability, current portion	1,042,093	2,363,807
Total current liabilities	5,154,761	6,237,224
Note payable, net of current portion	-	230,933
Restricted stock award liability	-	158,617
Right of use liability	135,181	211,181
Total liabilities	5,289,942	6,837,955

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of both September 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized, 42,957,446 and 24,832,814 shares issued and 42,844,956 and 24,508,795 shares outstanding as of September 30, 2024 and December 31, 2023.	4,283	2,450
Additional paid-in capital	150,577,074	64,468,141
Subscription receivable	-	(169,616)
Accumulated deficit	(94,405,938)	(68,334,381)
Total stockholders’ equity (deficit)	56,175,419	(4,033,406)
Total liabilities and stockholders’ equity (deficit)	$61,465,361	$2,804,549

See accompanying notes to the unaudited condensed consolidated financial statements.

Serve Robotics Inc.

Unaudited Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2024 and 2023

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues	$221,555	$62,565	$1,636,641	$164,826
Cost of revenues	377,304	572,537	1,055,755	1,331,165
Gross profit (loss)	(155,749)	(509,972)	580,886	(1,166,339)

Operating expenses:
General and administrative	1,980,087	1,428,143	4,861,478	3,414,949
Operations	917,350	558,068	2,329,535	1,672,403
Research and development	5,007,985	2,962,812	17,434,332	7,171,446
Sales and marketing	383,902	118,793	667,750	481,511
Total operating expenses	8,289,324	5,067,816	25,293,095	12,740,309

Loss from operations	(8,445,073)	(5,577,788)	(24,712,209)	(13,906,648)

Other income (expense), net:
Interest income (expense), net	448,854	(1,483,390)	(1,137,788)	(2,021,996)
Change in fair value of derivative liability	-	(149,000)	(221,560)	(149,000)
Change in fair value of simple agreements for future equity	-	(435,794)	-	(1,672,706)
Total other income (expense), net	448,854	(2,068,184)	(1,359,348)	(3,843,702)

Provision for income taxes	-	-	-	-
Net loss	$(7,996,219)	$(7,645,972)	$(26,071,557)	$(17,750,350)

Weighted average common shares outstanding - basic and diluted	40,586,781	18,528,262	33,267,589	10,674,991
Net loss per common share - basic and diluted	$(0.20)	$(0.41)	$(0.78)	$(1.66)

See accompanying notes to the unaudited condensed consolidated financial statements.

Serve Robotics Inc.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2023

(unaudited)

	Series Seed Preferred Stock		Series Seed-1 Preferred Stock		Series Seed-2 Preferred Stock		Series Seed-3 Preferred Stock		Common Stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)
Balances at December 31, 2022	3,091,672	$309	2,440,411	$244	2,088,696	$209	357,836	$36	6,826,352	$683	$31,232,737	$(165,719)	$(43,520,645)	(12,452,146)
Vested restricted stock purchased with recourse notes	-	-	-	-	-	-	-	-	2,820	-	3,436	(1,202)	-	2,234
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(238,625)	(24)	20	-	-	(4)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	93,943	-	-	93,943
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(5,138,122)	(5,138,122)
Balances at March 31, 2023	3,091,672	$309	2,440,411	$244	2,088,696	$209	357,836	$36	6,590,547	$659	$31,330,136	$(166,921)	$(48,658,767)	$(17,494,095)
Vested restricted stock purchased with recourse notes	-	$-	-	$-	-	$-	-	$-	2,820	$-	$3,433	$(1,302)	$-	$2,131
Restricted stock awards repurchased	-	$-	-	$-	-	$-	-	$-	(62,975)	$(6)	$6	$-	$-	$-
Stock-based compensation	-	$-	-	$-	-	$-	-	$-	-	$-	$106,929	$-	$-	$106,929
Net loss	-	$-	-	$-	-	$-	-	$-	-	$-	$-	$-	$(4,966,256)	$(4,966,256)
Balances at June 30, 2023	3,091,672	$309	2,440,411	$244	2,088,696	$209	357,836	$36	6,530,392	$653	$31,440,504	$(168,223)	$(53,625,023)	$(22,351,291)
Issuance of common stock pursuant to Merger	-	-	-	-	-	-	-	-	3,040,140	304	12,160,256	-	-	12,160,560
Conversion of convertible note and derivative into common stock in connection with Merger	-	-	-	-	-	-	-	-	937,961	94	3,751,781	-	-	3,751,875
Conversion of SAFEs into common stock in connection with Merger	-	-	-	-	-	-	-	-	4,372,601	437	17,489,967	-	-	17,490,404
Conversion of preferred stock into common stock in connection with Merger	(3,091,672)	(309)	(2,440,411)	(244)	(2,088,696)	(209)	(357,836)	(36)	7,978,616	798	-	-	-	-
Predecessor shares converted into common stock upon the Merger	-	-	-	-	-	-	-	-	1,500,000	150	(150)	-	-	-
Vested Restricted stock purchased with recourse notes	-	-	-	-	-	-	-	-	2,734	-	3,433	(293)	-	3,140
Warrants issued with convertible note	-	-	-	-	-	-	-	-	-	-	991,000	-	-	991,000
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	103,385	-	-	103,385
Offering Costs	-	-	-	-	-	-	-	-	-	-	(2,134,302)	-	-	(2,134,302)
Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	(7,645,972)	(7,645,972)
Balances at September 30, 2023	-	-	-	-	-	-	-	-	24,362,444	2,436	63,805,874	(168,516)	$(61,270,995)	$2,368,799

Serve Robotics Inc.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2024

(unaudited)

	Series Seed Preferred Stock		Series Seed-1 Preferred Stock		Series Seed-2 Preferred Stock		Series Seed-3 Preferred Stock		Common Stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)
Balances at December 31, 2023	-	$-	-	$-	-	$-	-	$-	24,508,795	$2,450	$64,468,141	$(169,616)	$(68,334,381)	$(4,033,406)
Exercise of warrants	-	-	-	-	-	-	-	-	125,000	12	5,820	-	-	5,832
Interest on recourse loan	-	-	-	-	-	-	-	-	-	-	-	3,987	-	3,987
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	4,255,432	-	-	4,255,432
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(9,037,971)	(9,037,971)
Balances at March 31, 2024	-	$-	-	$-	-	$-	-	$-	24,633,795	$2,462	$68,729,393	$(165,629)	$(77,372,352)	$(8,806,126)
Issuance of common stock pursuant to offering	-	-	-	-	-	-	-	-	10,000,000	1,000	39,999,000	-	-	40,000,000
Offering costs	-	-	-	-	-	-	-	-	-	-	(4,150,864)	-	-	(4,150,864)
Conversion of convertible note and derivative liability into common stock	-	-	-	-	-	-	-	-	2,104,562	210	6,803,390	-	-	6,803,600
Exercise of warrants	-	-	-	-	-	-	-	-	18,341	2	73	-	-	75
Exercise of options	-	-	-	-	-	-	-	-	17,936	1	8,756	-	-	8,757
Restricted Stock Awards Repurchased	-	-	-	-	-	-	-	-	(245,060)	(24)	24	-	-	-
Interest and forgiveness on recourse loans	-	-	-	-	-	-	-	-	-	-	-	165,629	-	165,629
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	3,480,037	-	-	3,480,037
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(9,037,367)	(9,037,367)
Balances at June 30, 2024	-	$-	-	$-	-	$-	-	$-	36,529,574	$3,651	$114,869,809	$-	$(86,409,719)	$28,463,741
Issuance of pre-funded warrants to purchase common stock in connection with private placement, net of issuance costs	-	-	-	-	-	-	-	-	3,055,555	306	17,115,657	-	-	17,115,963
Exercise of warrants	-	-	-	-	-	-	-	-	3,182,765	318	16,318,607	-	-	16,318,925
Exercise of options	-	-	-	-	-	-	-	-	10,442	1	77,997	-	-	77,998
Vested restricted stock units	-	-	-	-	-	-	-	-	66,768	7	(7)	-	-	-
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(148)	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	2,195,011	-	-	2,195,011
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(7,996,219)	(7,996,219)
Balances at September 30, 2024	-	$-	-	$-	-	$-	-	$-	42,844,956	$4,283	$150,577,074	$-	$(94,405,938)	$56,175,419

See accompanying notes to the unaudited condensed consolidated financial statements

Serve Robotics Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(26,071,557)	$(17,750,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	36,560	1,396,919
Stock-based compensation	9,930,480	304,256
Amortization of debt discount	1,677,942	816,715
Warrants issued with convertible note	-	991,000
Change in fair value of derivative liability	221,560	149,000
Change in fair value of simple agreements for future equity	-	1,672,706
Interest on recourse loan	-	(2,797)
Changes in operating assets and liabilities:
Accounts receivable	(10,144)	19,742
Inventory	446,986	(250,459)
Prepaid expenses	(2,775,591)	(517,233)
Escrow receivable	(180,000)	-
Accounts payable	1,556,149	782,454
Accrued liabilities	(110,870)	129,481
Deferred revenue	14,097	-
Right of use liabilities, net	(14,433)	(35,782)
Net cash used in operating activities	(15,278,821)	(12,294,348)
Cash flows from investing activities:
Purchase of property and equipment	(5,394,399)	(2,493)
Net cash used in investing activities	(5,394,399)	(2,493)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to public offering, net of offering costs	35,849,136	-
Proceeds from issuance of prefunded warrants to purchase common stock in connection with private placement, net of issuance costs	17,115,963	-
Proceeds from exercise of warrants	16,324,832	-
Proceeds from convertible notes payable, net of offering costs	4,844,625	2,798,410
Proceeds from exercise of options	86,755	-
Proceeds from note payable		750,000
Repayments of note payable	(1,250,000)	(1,500,000)
Proceeds from note payable, related party	-	449,000
Repayments of notes payable, related party	(70,000)	(449,000)
Issuance of common stock pursuant to Merger, net of offering costs	-	10,026,258
Proceeds from simple agreement for future equity	-	2,666,953
Repayment of lease liability financing	(1,321,714)	(1,658,359)
Net cash provided by financing activities	71,579,597	13,083,262
Net change in cash and cash equivalents	50,906,377	786,421
Cash and cash equivalents at beginning of period	6,756	2,715,719
Cash and cash equivalents at end of period	$50,913,133	$3,502,140

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	62,494	258,256

Supplemental disclosure of non-cash investing and financing activities:
Conversion of convertible note and derivative into common stock	$6,803,600	$-
Vested restricted stock purchased with recourse notes	$-	$10,302
Derivative liability in connection with convertible note	$-	$601,000
Debt discount issued as accrued liability	$-	$63,840

See accompanying notes to the unaudited condensed consolidated financial statements

Serve Robotics Inc.

Notes to the Unaudited Condensed Consolidated Financial Statements

1. NATURE OF OPERATIONS

Serve Operating Co. (“Serve”) (formerly known as Serve Robotics Inc.) is a corporation formed on January 15, 2021 under the laws of the State of Delaware.

On July 31, 2023, Serve Acquisition Corp., a corporation formed in the State of Delaware on July 10, 2023 (“Acquisition Sub”) and wholly-owned subsidiary of Patricia Acquisition Corp., a Delaware corporation incorporated on November 9, 2020 (“Patricia”), merged with and into the Company (as defined below). Pursuant to this transaction (the “Merger”), Serve was the surviving corporation and became Patricia’s wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of Patricia’s common stock. All of Serve’s outstanding warrants and options were assumed by Patricia. In addition, on July 31, 2023, the board of directors of Patricia and all of its pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on July 31, 2023, and through which Patricia changed its name to “Serve Robotics Inc.” Following the consummation of the Merger, Serve Robotics Inc. changed its name to “Serve Operating Co.”

As a result of the Merger, Patricia acquired the business of Serve and continued the existing business operations of Serve as a public reporting company under the name Serve Robotics Inc. (the “Company”). The Company is developing autonomous robots for last-mile delivery services. The Company is headquartered in Redwood City, California. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the Company was determined the accounting acquirer. Patricia’s historical financial statements before the Merger have been replaced with the historical financial statements of Serve before the Merger in filings with the SEC since the Merger unless otherwise noted.

Public Offering

On April 17, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) in connection with the public offering of 10,000,000 shares of the Company’s common stock, par value $0.0001, at a public offering price of $4.00 per share (the “Offering”). The Company’s net proceeds from the Offering, after deducting the underwriting discount and other estimated offering expenses payable by the Company, were approximately $35.8 million. As a result of the Offering, the Company’s common stock was approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “SERV” beginning on April 18, 2024. See Note 7.

2. REVERSE MERGER ACCOUNTING

On July 31, 2023, Acquisition Sub, merged with and into the Company. Pursuant to the Merger, the Company was the surviving corporation and became Patricia’s wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of Patricia’s common stock. All of Serve’s outstanding warrants and options were assumed by Patricia. Following the consummation of the Merger, Serve Robotics Inc. changed its name to “Serve Operating Co.”

The Merger was accounted for as a reverse-merger, and recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). Serve Robotics Inc. was the acquirer for financial reporting purposes and Patricia was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of Serve Robotics Inc. and have been recorded at the historical cost basis of Serve Robotics Inc., and the financial statements after completion of the Merger include the assets and liabilities of Patricia and Serve Robotics Inc., historical operations of Serve Robotics Inc. and operations of Patricia from the closing date of the Merger. Common stock and the corresponding capital amounts of Patricia pre-merger were retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, the Company received no cash and assumed no liabilities from Patricia.

As a result of the Merger, each of Serve’s shares of capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.8035 shares of Patricia’s common stock (the “Common Share Conversion Ratio”). Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the Common Share Conversion Ratio. There was no effect on the number of shares of common stock or preferred stock authorized for issuance under the Company’s certificate of incorporation or the par value of such securities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to GAAP. The Company’s fiscal year end is December 31.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to the current period presentation.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Serve Operating Co. and Serve Robotics Canada Inc. All inter-company transactions and balances have been eliminated on consolidation.

Unaudited Condensed Consolidated Financial Information

The unaudited condensed consolidated financial statements and related notes have been prepared in accordance with GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited condensed consolidated financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the condensed consolidated balance sheet. The financial data and the other information disclosed in these notes to the condensed consolidated financial statements related to the three-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2023 included in the Form 10-K filed with the SEC on February 29, 2024.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern within one year after the date that the financial statements are issued and contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainty described below.

Management’s plans discussed below have alleviated the substantial doubt outlined below regarding the Company’s ability to continue as a going concern for the one-year period from the date that these financial statements were issued.

As of September 30, 2024, the Company had $50.91 million in cash and cash equivalents and had a working capital deficiency. During the three and nine months ended September 30, 2024, the Company incurred a net loss of $8.00 million and $26.07 million, respectively. During the nine months ended September 30, 2024, the Company had net cash flows used in operating activities of $15.28 million.

In accordance with Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern, the Company evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date that these consolidated financial statements are issued. While the Company’s current cash flow forecast for the one-year going concern look forward period estimates that there will be sufficient capital available to fund operations, this forecast is subject to significant uncertainty, including as it relates to revenue for the next twelve months. The Company’s revenue projections depend on its ability to successfully design, develop and operate low-emissions robots that serve people in public spaces, which is inherently uncertain and subject to a number of risks.

Management believes that, given the history of recurring losses, negative working capital, expected future capital expenditures, and accumulated deficit, conditions or events exist that raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date that these financial statements are issued. Management’s plans to alleviate such conditions or events may include pursuing equity financing, debt funding, and alternative funding sources. Management’s plans include execution of its commercial plans, primarily related to capital expenditures around its robot fleet. The Company has a successful history of accessing equity markets.

New financings may not be available to the Company on commercially acceptable terms, or at all. Also, any additional collaborations, strategic alliances, asset sales and marketing, distribution, or licensing arrangements may require the Company to give up some or all of its rights to a product or technology, which in some cases may be at less than the full potential value of such rights. If the Company is unable to obtain additional capital, the Company will assess its capital resources and may be required to delay, reduce the scope of, or eliminate some or all of its operations, including capital expenditures, or downsize its organization, any of which may have a material adverse effect on its business, financial condition, results of operations, and ability to operate as a going concern. In addition, geopolitical tensions, volatility of capital markets, and other adverse macroeconomic events, including those due to inflationary pressures, rising interest rates, banking instability, monetary policy changes and the ability of the U.S. government to manage federal debt limits as well as the potential impact of other health crises on the global financial markets may reduce the Company’s ability to access capital, which could negatively affect its liquidity and ability to continue as a going concern.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuations of common stock and options. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be credit worthy, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Concentrations

During the nine months ended September 30, 2024, one customer accounted for 72% of the Company’s revenue and accounted for 88% of the Company’s accounts receivable. In the same period in 2023, a different customer accounted for 68% of the Company’s revenue.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

See Note 4 for fair value disclosures.

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. The Company accounts for allowance for doubtful accounts under ASC 310-10-35. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2024 and December 31, 2023, the Company determined there was no allowance for doubtful accounts necessary.

Inventory

Inventory is stated at the lower of cost or market value and accounted for using the specific identification cost method. As of September 30, 2024 and December 31, 2023, inventory primarily consists of robotic component parts purchased from the Company’s suppliers. Management reviews its inventory for obsolescence and impairment periodically and did not record a reserve for obsolete inventory for the nine months ended September 30, 2024 and 2023.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of the asset, which is three (3) to five (5) years for office equipment and two (2) years for the Company’s robot assets. Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheets and any resulting gains or losses are included in the statement of operations in the period of disposal.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of September 30, 2024, the Company did not have any capitalized deferred offering costs.

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable GAAP.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606 – Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes revenue on its software services over time. The Company utilizes labor hours as a measure of progress to estimate the percentage of completion of the performance obligation at each reporting period. Service fees that have been invoiced or paid but performance obligations have not been met are recorded as deferred revenue. As of September 30, 2024, the Company had $14,097 in deferred revenue pertaining to software services.

For delivery services, the Company satisfies its performance obligation when the delivery is complete, which is the point in time control of the delivered product transfers to the customer.

The Company recognizes branding fees over time as performance obligations are completed over the term of the agreement.

Disaggregation of Revenue

The disaggregation of revenue is as follows:

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
	2024	2023	2024	2023
Software services	$38,767	$-	$1,185,903	$-
Delivery services	112,288	54,065	239,588	111,784
Branding fees	70,500	8,500	211,150	53,042
	$221,555	$62,565	$1,636,641	$164,826

Cost of Revenue

Cost of revenue consists primarily of allocations of depreciation on robot assets used for revenue producing activities, personnel time related to revenue activities, and costs related to data, software and similar costs that allow the robots to function as intended and for the Company to communicate with the robots while in service.

Sales and Marketing

Sales and marketing expenses include personnel costs and public relations expenses. Advertising costs are expensed as incurred and included in sales and marketing expenses. There were no advertising expenses and $184,000 for the nine months ended September 30, 2024 and 2023, all respectively. There were no advertising expenses for the three months ended September 30, 2024 and 2023.

Operations

Operations expenses primarily consist of costs for field operations personnel.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. General and administrative expenses also include depreciation on property and equipment as well as amortization of right of use assets. These costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include product design, hardware and software costs.

Leases

The Company accounts for leases under ASC 842 – Leases. The Company does not apply the recognition requirements for leases with a term of twelve months or less.

The Company determines if an arrangement is a lease, or includes an embedded lease, at inception for each contract or agreement. A contract is or contains an embedded lease if the contract meets all of the below criteria:

(i)	there is an identified asset;

(ii)	the Company obtains substantially all of the economic benefits of the asset; and

(iii)	the Company has the right to direct the use of the asset.

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The operating lease ROU assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease.

Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating ROU asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of September 30, 2024 and 2023, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of September 30, 2024 and 2023 is as follows:

	September 30,
	2024	2023
Common stock warrants	4,474,524	13,911
Preferred stock warrants	-	128,819
Stock options	1,521,585	1,594,800
Shares related to recourse and non-recourse loans	112,490	326,839
Unvested restricted stock units	4,814,060	-
Total potentially dilutive shares	10,922,659	2,064,369

Recently Adopted Accounting Pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (the “FASB”), in the form of Accounting Standards Updates (“ASUs”), to the FASB’s ASC. The Company will adopt these changes according to the various timetables the FASB specifies.

There were no recently adopted accounting standards which had a material impact on the Company’s consolidated financial position, results of operations, changes in stockholders’ equity and cash flows.

New Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, which requires greater disaggregation of income tax disclosures related to the income tax reconciliation and income taxes paid. The amendments improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024, and early adoption is permitted. The Company believes the amendments of ASU 2023-09 will not have a significant impact on the Company’s consolidated financial statements and will include all required disclosures upon adoption.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis, primarily disclosure of significant segment expense categories and amounts for each reportable segment. The new standard is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company will adopt ASU 2023-07 in the annual financial statements for the twelve months ended December 31, 2024, and for interim periods beginning in 2025. The Company believes the amendments of ASU 2023-07 will not have a significant impact on the Company’s consolidated financial statements and will include all required disclosures upon adoption.

4. FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

There were no Level 1, 2 or 3 assets or liabilities as of September 30, 2024 or December 31, 2023.

Derivative Liability

In connection with the Company’s convertible notes, the Company recorded a derivative liability (see Note 6). The estimated fair value of the derivative liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The fair value of the derivative liability was valued using a probability-weighted scenario analysis utilizing the terms of the notes under the with-or-without method. The Company determined a 100% probability of conversion into equity as the notes were converted into shares of common stock upon the Offering in April 2024.

The following table presents changes in Level 3 liabilities measured at fair value for the nine months ended September 30, 2024:

Embedded Derivative Liability
Outstanding as of December 31, 2023	$-
Issuance of embedded derivative liability	1,489,000
Change in fair value	221,560
Conversion to common stock	(1,710,560)
Outstanding as of September 30, 2024	$-

Upon the Offering in April 2024, all the convertible notes, including principal and accrued interest, were converted into 2,104,562 shares of common stock. Accordingly, the related derivative liability was converted into additional paid-in capital.

5. PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net:

	September 30, 2024	December 31, 2023
Office equipment	$256,794	$250,661
Robot assets	2,092,293	2,092,293
Robot build construction-in-process	5,388,266	—
Total	7,737,353	2,342,954
Less: accumulated depreciation	(2,331,092)	(2,294,532)
Property and equipment, net	$5,406,261	$48,422

Depreciation expense was $9,060 and $465,640 for the three months ended September 30, 2024 and 2023, and $36,560 and $1,396,919 for the nine months ended September 30, 2024 and 2023, respectively.

6. NOTE PAYABLE

Silicon Valley Bank

As of September 30, 2024 note payable, net of unamortized discounts was zero, compared to $1,230,933 at December 31, 2023. During the nine months ended September 30, 2024 and 2023, the Company made repayments of $1,250,000 and $750,000, respectively. During the nine months ended September 30, 2024 and 2023, amortization of debt discount was zero and $12,250, respectively.

Note Payable – Related Party

In December 2023, the Company issued a senior secured promissory note to its Chief Executive Officer for which Serve received $70,000 in proceeds. The note bore interest at 7.67% per annum. The note was fully repaid on January 3, 2024.

Convertible Note Payable

At various dates in January 2024, the Company issued to certain accredited investors convertible promissory notes in an aggregate amount of $5,014,500, for which the Company received $4,844,625 in net proceeds (the “January Notes”). As a result, the Company incurred fees of $169,875 which was recorded as a debt discount. The January Notes bore interest at a rate of 6.00% per year, compounded annually, and were due and payable upon request by each investor on or after the 12-month anniversary of the original issuance date of each note. The Company may not prepay or repay the January Notes in cash without the consent of the investors. The January Notes were to convert upon a qualified offering into common stock at the lesser of the price paid per share multiplied by 75% or the quotient resulting from dividing $80,000,000 by the outstanding shares of common stock on a fully diluted basis prior to the financing (the “Conversion Price”). Upon the closing of the Offering in April 2024, the January Notes, including accrued interest, were converted into 2,104,562 shares of common stock at a conversion price of $2.42 per share.

The Company evaluated the terms of the conversion features of the January Notes as noted above in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion feature, which is akin to a redemption feature, meets the definition of a liability. The January Notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the January Notes, the Company recognized a derivative liability at a fair value of $1,489,000, which is recorded as a debt discount and was amortized over the life of the January Notes. Upon the closing of the Offering, the derivative liability had a fair value of $1,710,560, which was reclassified to additional paid-in capital in connection with the conversion of the underlying the January Notes.

As a result of the January Notes, the Company recognized an aggregate debt discount of $1,658,875 through September 30, 2024, amortized to interest expense.

During the three months ended September 30, 2024, the Company incurred no interest expense pertaining to the January Notes, compared to the $78,540 in interest expense for the nine months ended September 30, 2024, all of which were converted into common stock in April 2024.

Upon the closing of the Offering in April 2024, the outstanding principal and accrued interest of the January Notes converted into 2,104,562 shares of common stock. Accordingly, the related derivative liability was recorded into additional paid-in capital. See Note 7.

In connection with the issuance of the January Notes, the Company granted the placement agent warrants to purchase (the “Convertible Promissory Notes Offering Warrants”) to purchase common stock equal to 10% of the number of shares of common stock into which the January Notes sold to investors introduced by the placement agent are initially convertible. The Convertible Promissory Notes Offering Warrants are exercisable at the same price as the Conversion Price. Upon closing of the Offering, the Company issued the Convertible Promissory Notes Offering Warrants to purchase up to 63,479 shares of common stock at an exercise price of $2.42 per share. The Convertible Promissory Notes Offering Warrants expire on April 17, 2029. The Convertible Promissory Notes Offering Warrants include customary anti-dilution provisions. During the three months ended September 30, 2024, 62,388 of 63,479 warrants exercised into shares of common stock.

7. STOCKHOLDERS’ EQUITY

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are not entitled to receive dividends, unless declared by the Company’s board of directors.

Upon closing of the Merger, there were 10,000,000 and 300,000,000 shares of preferred and common stock, respectively, par value $0.0001 per share, authorized for issuance.

In February 2024, 125,000 common stock warrants were exercised for proceeds of $5,832.

In April 2024, the Company issued 10,000,000 shares of common stock for gross proceeds of 40,000,000.00, or $4.00 per share, pursuant to the Offering. In connection with the Offering, the Company incurred $4,150,864 in offering costs. In connection with the Offering, the Company issued warrants to purchase 500,000 shares of common stock (the “Representative’s Warrant”). The Representative’s Warrant is exercisable at a per share exercise price equal to $5.00 and became exercisable at any time and from time to time, in whole or in part, on October 14, 2024. The Representative’s Warrant expire on April 17, 2029.

Upon closing of the Offering, the January Notes converted into 2,104,562 shares of common stock based upon a conversion price of $2.42 per share.

In April 2024, the Company issued 18,341 shares of common stock pursuant to cashless exercises of warrants.

In May 2024, 17,936 common stock options were exercised for proceeds of $8,757.

On July 23, 2024, the Company entered into a Securities Purchase Agreement (the “July Purchase Agreement”) with a certain accredited and institutional investor for a private placement offering of pre-funded warrants (the “July Pre-Funded Warrants”) to purchase shares of the Company’s common stock and warrants exercisable for common stock (the “July Investor Warrants”). Pursuant to the July Purchase Agreement, the Company sold 2,500,000 July Pre-Funded Warrants with each July Pre-Funded Warrant exercisable for one share of common stock, together with July Investor Warrants to purchase up to 2,500,000 shares of common stock. Each July Prefunded Warrant and accompanying July Investor Warrant were sold together at a combined offering price of $5.9999. The Company received net proceeds of $13.7 million pursuant to the July Purchase Agreement.

On August 27, 2024, the Company entered into a Securities Purchase Agreement (the “August Purchase Agreement”) with a certain accredited and institutional investor for a private placement offering of pre-funded warrants (the “August Pre-Funded Warrants”) to purchase shares of the Company’s common stock and warrants exercisable for shares of Common Stock (the “August Investor Warrants”). Pursuant to the August Purchase Agreement, the company sold 555,555 August Prefunded Warrants exercisable for one share of common stock, together with the August Investor Warrants to purchase up to 555,555 shares. Each August Prefunded Warrant and accompanying August Investor Warrants were sold together at a combined offering price of $8.9999. The July Investor Warrants were exercised in full for 2,500,000 shares of common stock. In consideration for the immediate exercise in full of the existing warrants, the exercise holder received new warrants (the “August Exchange Warrants”) to purchase 2,200,000 shares of common stock with and exercise price of $10.00 per share. The August Exchange Warrants became exercisable immediately upon issuance and will expire five and a half years from the date of issuance. The Company received net proceeds of $18.6 million pursuant to the August Purchase Agreement.

During the three months ended September 30, 2024, 10,442 common stock options were exercised for proceeds of $77,997. During the three months ended September 30, 2024, an additional 3,182,765 common stock warrants were exercised for proceeds of $16,318,607.

Restricted Common Stock and Restricted Stock Units

During 2022, the Company issued 338,121 shares of restricted common stock for recourse notes totaling $164,116. The shares were issued with a corresponding note receivable, a recourse loan that was collateralized by the underlying shares. The Company planned to enforce the recourse terms for the holders. As such, in accordance with ASC 505-10-45-2, the Company recognized a subscription receivable of $165,719, inclusive of interest on the note, which is included as a contra-equity on the Company’s consolidated balance sheets. The Company recorded a corresponding restricted stock award liability of $162,747 for the potential settlement if the call right for the shares of restricted common stock is exercised and unvested shares repurchased. The Company reduced the liability and increased additional paid-in capital for the value of the note associated with vested shares no longer subject to the call right. In June 2024, the Company forgave one recourse loan, and due to the lack of enforcement, the remaining loans were deemed nonrecourse. Accordingly, the Company extinguished restricted stock award liability and the related subscription receivable related to loans previously classified as recourse loans. In accordance with ASC 718, these actions were deemed award modifications. The Company recognized $204,272 in stock based compensation related to the incremental value of the award and an additional $11,503 related to the change in classification; all of which was included in general and administrative expense in the consolidated statements of operations.

As of September 30, 2024, there were 112,490 shares of common stock issued, that are subject to the non-recourse note and deemed not outstanding.

As of September 30, 2024, the Company issued 6,273,254 shares of common stock subject to vesting requirements, whereby the Company can repurchase unvested shares at its option upon an employee’s termination.

During the nine months ended September 30, 2024, the Company issued 4,880,966 of restricted stock units (“RSUs”) with vesting periods ranging one month to four years. As of September 30, 2024, 66,768 RSUs vested and 4,814,060 RSUs remained outstanding and will vest over approximately 2.94 years.

During the three months ended September 30, 2024 and 2023, the Company recorded stock-based compensation pertaining to vesting of restricted common stock and RSUs of $1,003,138 and $72,678, respectively. During the nine months ended September 30, 2024 and 2023, the Company recorded stock-based compensation pertaining to vesting of restricted common stock and RSUs of $1,919,840 and $218,453, respectively.

During the nine months ended September 30, 2024 and 2023, the Company repurchased restricted stock awards of 245,208 and 301,600 shares of common stock, respectively, for nominal value.

Warrants

The following is a summary of warrants for the nine months ended September 30, 2024:

	Warrants	Weighted Average Exercise Price
Outstanding as of December 31, 2023	1,090,272	$2.67
Granted	11,019,589	5.87
Exercised	(6,548,926)	5.73
Forfeited	(13,911)	3.89
Outstanding as of September 30, 2024	5,547,024	5.41

Exercisable as of September 30, 2024	4,474,524	6.71

The weighted-average remaining term of the warrants outstanding was 6.76 years as of September 30, 2024.

Magna Warrant

On February 1, 2024, Serve entered into a Master Services Agreement (the “MSA”) with Magna New Mobility USA, Inc. (“Magna”), retroactively effective as of January 15, 2024.

In connection with the strategic partnership with Magna, on February 7, 2024, the Company issued to Magna a warrant (the “Magna Warrant”) to purchase up to 2,145,000 shares of its common stock (the “Magna Warrant Shares”), subject to at an exercise price of $0.01 per share. The Magna Warrant was issued pursuant to a production agreement executed in connection with the MSA between the parties in April 2024 whereby Magna will assist the Company in assembly of robotic delivery vehicles.

The Magna Warrant is exercisable in two equal tranches: (i) the first tranche became exercisable on May 15, 2024; and (ii) the second tranche will become exercisable upon Magna’s achievement of a certain manufacturing milestone as set forth in a production and purchase agreement to be entered into with respect to the contract manufacturing of our autonomous delivery robots by Magna or its affiliates. Notwithstanding the foregoing, the Magna Warrant Shares will vest and become exercisable upon any “change of control” (as defined in the Magna Warrant).

The fair value of the Magna Warrant was $8,566,184, which was valued using the Black-Scholes pricing model using the range of inputs as indicated below:

Risk-free interest rate	4.09%
Expected term (in years)	10.0
Expected volatility	75.0%
Expected dividend yield	—%

The Company recognized $1,122,634 and $7,443,550 in stock-based compensation expense pertaining to these warrants during the three and nine months ended September 30, 2024, respectively, based on the vesting conditions noted above and the Company’s estimations of when the services will be completed. The Company recorded the expense to research and development expense in the consolidated statements of operations.

8. STOCK-BASED COMPENSATION

2023 Equity Incentive Plan

The 2023 Equity Incentive Plan (the “2023 Plan”) permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and stock bonus awards (all such types of awards, collectively, “stock awards”).

Subject to adjustments as set forth in the 2023 Plan, the maximum aggregate number of shares of common stock that may be issued under the 2023 Plan will not exceed 5,298,349 shares.

In October 2024, the 2023 Plan was amended, and the number of shares authorized under the 2023 Plan was increased by 2,188,680 additional shares.

Serve Robotics 2021 Equity Incentive Plan

The Company has adopted the Serve Robotics 2021 Equity Incentive Plan (the “2021 Plan”), as amended and restated, which provides for the grant of shares of stock options and SARs and restricted common shares to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 4,870,663 shares as of September 30, 2024. As of September 30, 2024, there were 52,627 shares available for grant under the 2021 Plan. Stock options granted under the 2021 Plan typically vest over a 4 year period, with a one year cliff as well as via specified milestones.

A summary of information related to stock options for the nine months ended September 30, 2024 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2023	1,515,386	$0.61	$5,111,928
Granted	110,374	4.05
Exercised	(28,378)	1.84
Forfeited	(75,797)	0.53
Outstanding as of September 30, 2024	1,521,585	$0.84	$10,818,782

Exercisable as of September 30, 2024	965,483	$0.83	$6,878,112
Exercisable and expected to vest at September 30, 2024	1,521,585	$0.84	$10,818,782

As of September 30, 2024, the weighted average duration to expiration of outstanding options was 7.85 years.

Stock-based compensation expense for stock options of $69,239 and $30,706 was recognized for the three months ended September 30, 2024 and 2023, respectively. Stock-based compensation expense for stock options of $284,382 and $85,803 was recognized for the nine months ended September 30, 2024 and 2023, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to approximately $286,128 as of September 30, 2024, which will be recognized over a weighted average period of 1.76 years.

Classification

Stock-based compensation expense for stock options, restricted common stock and RSUs (Note 7) and the Magna Warrant (Note 7) was classified in the statements of operations as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
General and administrative	$386,281	$11,924	$820,658	$33,239
Operations	47,066	9,600	191,305	27,902
Research and development	1,740,947	77,997	8,841,755	232,182
Sales and marketing	20,717	3,863	76,762	10,933
	$2,195,011	$103,384	$9,930,480	$304,256

9. COMMITMENTS AND CONTINGENCIES

Leases – Right of Use Asset and Liability

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The components of lease costs are as follows:

		Three Months Ended September 30,		Nine Months Ended September 30,
Type	Financial Statement Line Item	2024	2023	2024	2023
Operating lease	General and administrative	$8,863	$(136,226)	$26,588	$275,544
Operating lease	Operations	339,615	326,462	502,942	326,462
Operating lease	Research and development	63,339	154,564	132,693	154,564
Total lease costs		$411,817	$344,800	$662,223	$756,570

Prior period amounts have been reclassified to conform to current period presentation.

Supplemental cash flow information related to leases are as follows:

	Nine Months Ended September 30,
	2024	2023
Operating cash flows paid for operating leases	$419,906	$411,393
Right-of-use assets obtained in exchange for operating lease obligations	$275,326	$-

Supplemental balance sheet information related to leases are as follows:

	September 30, 2024	December 31, 2023
Weighted-average remaining lease term (in years)	0.93	1.30
Weighted-average discount rate	7.25%	7.25%

In June 2023, the Company entered in two equipment lease agreements for its robot assets for an aggregate commitment amount of approximately $11.60 million. The agreements have an initial term of two years and will require security deposits of approximately $930,000, which is not due until initial funds are drawn. The Company has the option to purchase the assets at the end of the lease for 35%- 40% of the original equipment cost. As of September 30, 2024, no amount has been drawn under these agreements.

Finance Lease – Failed Sales-Leaseback

In November 2022, the Company entered into a lease agreement with Farnam Capital for its robot assets. As per ASC 842-40-25-1, the transaction was considered a failed sales-leaseback and therefore the lease was accounted for as a financing agreement. The outstanding liability at September 30, 2024 was $1,042,093. The Company has the option to purchase the assets at the end of the lease for 45% of the original equipment cost.

Commitments

On December 31, 2021, the Company entered into a strategic supply agreement with a manufacturer of component parts used for the Company’s robot assets. The agreement originally called for the Company to make a minimum of $2.30 million in purchases over a two-year period ending December 2023. At the end of the two-year period, the manufacturer was permitted to invoice the Company for any shortfall in orders. This agreement was extended in January 2024, pursuant to which half of the required $2.30 million is to be purchased in 2024 and the other half by December 31, 2025. The Company has minimum spend agreements related to simulation software and storage services. The purchase commitments extend for a period of two to three years.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

10. SUBSEQUENT EVENTS

On November 7, 2024, the company entered into an asset purchase agreement (the “Agreement”) with Vebu, Inc. (“Vebu”), pursuant to which it agreed to acquire substantially all of the assets of Vebu, consisting of primarily to the Seller’s Autocado product line and other assets (the “Assets”) subject to customary closing conditions.

ITEM 2 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the notes to those statements included in this Quarterly Report for the period ended September 30, 2024. Some of the information contained in this discussion and analysis including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risk, uncertainties and assumptions. You should read the “Risk Factors” section of this Quarterly Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this Quarterly Report.

Overview

We are shaping the future of sustainable, self-driving delivery. We design, develop and operate low-emissions robots that serve people in public spaces, starting with food delivery. Starting in 2017, our core technology was developed by our co-founders and a majority of our product and engineering team in San Francisco, California as a special project within Postmates Inc. (“Postmates”), one of the pioneering food delivery startups in the United States. By the end of 2020, the team had developed a fleet of sidewalk robots that had successfully performed over 10,000 commercial deliveries for Postmates in California, augmenting Postmates’ fleet of human couriers. Postmates was acquired by Uber Technologies, Inc. (“Uber”) in 2020, and in February of 2021, Uber’s leadership team agreed to contribute the intellectual property developed by the team and assets relating to this project. In return for this contribution and an investment of cash into the Company, Uber acquired a minority equity interest in our business.

Recent Developments

Reverse Merger

On July 31, 2023, Patricia Acquisition Corp., Serve Acquisition Corp., a corporation formed in the State of Delaware on July 10, 2023 (“Acquisition Sub”), and Serve entered into a merger agreement (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Serve, with Serve continuing as the surviving corporation and our wholly owned subsidiary. As a result of the Merger, we acquired the business of Serve and will continue the existing business operations of Serve as a public reporting company under the name Serve Robotics Inc. Concurrently therewith, Serve was renamed Serve Operating Co. The Merger was treated as a recapitalization and reverse acquisition for us for financial reporting purposes and Serve is considered the acquirer for accounting purposes. As a result of the Merger and the change in our business and operations, a discussion of the past financial results of Patricia Acquisition Corp. is not pertinent, and under applicable accounting principles, the historical financial results of Serve, the accounting acquirer, prior to the Merger are considered our historical financial results.

Public Offering

On April 17, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) in connection with the public offering of 10,000,000 shares of the Company’s common stock at a public offering price of $4.00 per share (the “Offering”). The Company’s net proceeds from the Offering, after deducting the underwriting discount and other estimated offering expenses payable by the Company, were approximately $35.8 million. As a result of the Offering, the Company’s common stock commenced trading on The Nasdaq Capital Market under the ticker symbol “SERV”.

Pursuant to the Underwriting Agreement, at the closing of the Offering on April 22, 2024, the Company issued to Aegis a warrant to purchase 500,000 shares of common stock (the “Representative’s Warrant”). The Representative’s Warrant is exercisable at a per share exercise price equal to $5.00 and became exercisable at any time and from time to time, in whole or in part, on October 14, 2024. The Representative’s Warrant expires on April 17, 2029.

Convertible Notes

At an initial closing on January 2, 2024 and at subsequent closings on January 12, 2024, January 22, 2024 and January 26, 2024, the Company issued to certain accredited investors convertible promissory notes of an aggregate amount of $5,014,500, for which the Company received $4,844,625 in net proceeds (the “January Notes”). As a result, the Company incurred fees of $169,875 which was recorded as a debt discount in the unaudited condensed consolidated financial statements. The convertible promissory notes bore interest at a rate of 6.00% per year, compounded annually, and were due and payable upon request by each investor on or after the 12-month anniversary of the original issuance date of each note. The terms of the January Notes required the January Notes to be converted into shares of common stock upon a qualified offering (as defined in the January Notes) at the lesser of the price paid per share multiplied by 75% or the quotient resulting from dividing $80,000,000 by the outstanding shares of common stock on a fully diluted basis immediately prior to the qualified offering.

Upon closing of the Offering, the January Notes converted into 2,104,562 shares of common stock based upon a conversion price of $2.42 per share, and 3,542 shares of our common stock were issued upon exercise of warrants. Furthermore, the Company granted 63,479 warrants to purchase common stock to the placement agent of the January Notes at an exercise price of $2.42 per share.

Note Payable - Related Party

In December 2023, the Company issued a senior secured promissory note to its Chief Executive Officer for which Serve received $70,000 in proceeds. The note bore interest at 7.67% per annum. The note was fully repaid on January 3, 2024.

Magna Warrant

On February 1, 2024, Serve entered into a Master Services Agreement (the “MSA”) with Magna New Mobility USA, Inc. (“Magna”), retroactively effective as of January 15, 2024.

In connection with the strategic partnership with Magna, on February 7, 2024, the Company issued to Magna a warrant (the “Magna Warrant”) to purchase up to 2,145,000 shares of its common stock (the “Magna Warrant Shares”), subject to at an exercise price of $0.01 per share. The Magna Warrant was issued pursuant to a production agreement executed in connection with the MSA between the parties in April 2024 whereby Magna will assist the Company in assembly of robotic delivery vehicles.

The Magna Warrant is exercisable in two equal tranches: (i) the first tranche became exercisable on May 15, 2024; and (ii) the second tranche will became exercisable upon Magna’s achievement of a certain manufacturing milestone as set forth in a production and purchase agreement to be entered into with respect to the contract manufacturing of our autonomous delivery robots by Magna or its affiliates. Notwithstanding the foregoing, the Magna Warrant Shares will vest and become exercisable upon any “change of control” (as defined in the Magna Warrant).

The fair value of the Magna Warrant was $8,566,184 as determined using the Black-Scholes option pricing method.

Outlook And Challenges Facing Our Business

There are a number of industry factors that affect our business which include, among others:

Overall Demand for Last Mile Delivery on Partner Platforms.

Our potential for growth depends significantly on continued demand for last-mile delivery of food and other items on our partner platforms. This demand can fluctuate based on various market cycles, weather and local community health conditions, as well as evolving competitive dynamics. Our largest stream of projected revenue comes from maximizing utilization of our robots to perform deliveries on our partner platforms. Matching algorithms on these platforms as well as the extent of their merchant and end-customer participation in robotic delivery directly impacts the utilization rate of our robots, both of which can be challenging to predict. These uncertainties make demand difficult to forecast for us and our partners.

Customer Concentration.

One customer accounted for 78% and 86% of the Company’s revenue during the three months ended September 30, 2024, and 2023, respectively. During the nine months ended September 30, 2024, one customer accounted for 72% of the Company’s revenue. In the same period in 2023, a different customer accounted for 68% of the Company’s revenue. As of September 30, 2024, one customer accounted for 88% of the accounts receivable. We currently have a limited number of customers. If either of our significant customers were to breach, cancel or amend our agreements with them, it may have an outsized effect on our revenue, cash on hand and profitability. Our business development team is actively pursuing new delivery and branding customers to diversify our customer base.

Inflation and Market Considerations; Availability of Materials, Labor & Services.

We consider most on-demand purchases as discretionary spending for consumers, and we are therefore susceptible to changes in discretionary spending patterns and economic slowdowns in the geographic areas in which merchants on our partners’ platforms operate, and in the economy at large. Discretionary consumer spending can be impacted by general economic conditions, unemployment, consumer debt, inflation, rising gasoline prices, interest rates, consumer confidence and other macroeconomic factors. Inflation can lead to increased cost of material and labor for restaurants and merchants who may in turn raise prices on the item they sell, potentially resulting in a reduction in demand for those items. To the extent inflation reduces economic activity and consumer demand for items we deliver, it could negatively impact our financial results. Continued uncertainty in or a worsening of the economy, generally or in a number of our markets, and consumers’ reactions to these trends, could adversely affect our business and cause us to, among other things, reduce the number and frequency of new market openings or cease operations in existing markets. It is important to note, however, that inflation can also serve as a tailwind that would accelerate the adoption of automated robotic last mile delivery as labor becomes more expensive and drives up the cost of delivery by humans.

Intellectual Property.

We rely on patented and non-patented proprietary information relating to product development, manufacturing capabilities and other core competencies of our business. Protection of intellectual property is critical. Therefore, steps such as additional patent applications, confidentiality and non-disclosure agreements, as well as other security measures, are important. While we believe we have a strong patent portfolio and there is no actual or, to our knowledge, threatened litigation against us for patent-related matters, litigation or threatened litigation is a common method to effectively enforce or protect intellectual property rights. Such action may be initiated by or against us and would require significant management time and expenses.

Supply Chain Constraints.

The global supply shortage of electrical components, including semiconductor chips and other hardware components essential to the manufacturing and maintenance of our robots, continued to impact our supply chain throughout 2024. As a result, we experienced increases in our lead times and costs for certain components to build our robots. We cannot be sure whether global supply chain shortages will impact our future robot build plans. In order to mitigate supply chain risks, we would need to incur higher costs to secure available inventory and place non-cancellable purchase commitments with our suppliers, which could introduce inventory risk if our forecasts and assumptions prove inaccurate. Higher costs of components would impact our cash runway and delays in the manufacturing of our robots would push out our revenue forecasts.

Governmental and Regulatory Conditions.

Our potential for growth depends on continued permission and acceptance by local governments and municipalities where our robots perform deliveries. Changes in regulations such as the imposition of a cap on the number of robots or technical requirements such as robot size and weight restrictions or limitations on autonomy within a certain geographic area could reduce or limit our ability to generate revenues and/or impact our unit economics in those markets.

Future Prospects.

We anticipate that we will continue to experience operating losses in 2024 and 2025 as we seek to implement our long-term strategic plan, including research and development spending, scaling our robotic fleet, expanding our sales and business development efforts, and increasing our overall headcount in order to achieve efficiencies through scaled growth. Our goal over the next two years is to scale our operating fleet and expand our geographic coverage to new markets beyond our current operating area in Los Angeles. With such an increase, we anticipate proportional increases in capital costs, overhead and operating expenses. Our ability to initially achieve profitability is dependent upon numerous factors, including the development of revenues, general business and economic conditions, and other risks and uncertainties, including those listed under the caption “Risk Factors” elsewhere in this Quarterly Report.

Components of Results of Operations

Revenue

Our revenue currently consists of (1) delivery revenues, (2) branding revenues and (3) software services revenues.

Operating Expenses

Cost of revenue consists primarily of allocations of depreciation on robot assets used for revenue producing activities, personnel time related to revenue activities and costs related to data, software and similar costs that allow the robots to function as intended and for the Company to communicate with its robots while in service.

Operations. Operations expenses primarily consist of costs for field operations personnel.

Research and Development. Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include product design, hardware and software costs.

Sales and Marketing. Sales and marketing expenses include personnel costs and public relations expenses. Advertising costs are expensed as incurred and included in sales and marketing expenses.

General and Administrative. General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal and human resources, as well as general corporate expenses and general insurance. General and administrative expenses also include depreciation on property and equipment as well as amortization of right of use assets. These costs are expensed as incurred.

Interest Expense

Interest expense consists of stated rates of interest on financing instruments, fees incurred related to financing instruments or accretion of debt discounts.

Changes in Fair Value of Future Equity Obligations

Changes in the fair value of the simple agreements for future equity (“SAFEs”) relate to updated assumptions and estimates are recognized within the statements of operations.

Other Income, Net

Other income, net of other expenses, consists primarily of income generated from our interest-bearing deposit account.

Financial Overview

For the three months ended September 30, 2024 and 2023, we generated revenues of $221,555 and $62,565, respectively, and reported a net loss of $7,996,219 and $7,645,972, respectively.

As of September 30, 2024, we had an accumulated deficit of $94,405,938.

Results of Operations

Comparison of Results of Operations for the three months ended September 30, 2024 and 2023

The following table summarizes our operating results as reflected in our unaudited statements of operations during the three months ended September 30, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	Three Months Ended September 30,
	2024	2023	Change	Change %
Revenues	$221,555	$62,565	$158,990	254%
Cost of revenues	377,304	572,537	(195,233)	(34)%
Gross profit (loss)	(155,749)	(509,972)	354,223	(69)%

Operating expenses:
General and administrative	1,980,087	1,428,143	551,944	39%
Operations	917,350	558,068	359,282	64%
Research and development	5,007,985	2,962,812	2,045,173	69%
Sales and marketing	383,902	118,793	265,109	223%
Total operating expenses	8,289,324	5,067,816	3,221,508	64%

Loss from operations	(8,445,073)	(5,577,788)	(2,867,285)	51%

Other income (expense), net:
Interest income (expense), net	448,854	(1,483,390)	1,932,244	(130)%
Change in fair value of derivative liability	-	(149,000)	149,000	(100)%
Change in fair value of simple agreements for future equity	-	(435,794)	435,794	(100)%
Total other income (expense), net	448,854	(2,068,184)	2,517,038	(122)%
Provision for income taxes	-	-
Net loss	$(7,996,219)	$(7,645,972)	$(350,247)	5%

Revenues increased $0.16 million to $0.22 million for the three months ended September 30, 2024, compared to $0.06 million for the same period in 2023. The increase is primarily due to an increase in delivery and branding revenue. The Company recognized increases in delivery and branding revenues of $0.12 million to $0.18 million for the three months ended September 30, 2024, compared to $0.06 million for the same period in 2023.

Cost of revenues decreased $0.20 million to $0.38 million for the three months ended September 30, 2024, compared with $0.57 million for the same period in 2023 due primarily to a decrease in depreciation expense.

General and administrative expenses increased $0.55 million to $1.98 million for the three months ended September 30, 2024, from $1.43 million for the same period in 2023, due primarily to an increase in headcount and public company fees.

Operations expenses increased $0.36 million to $0.92 million for the three months ended September 30, 2024, from $0.56 million for the same period in 2023, due primarily to an increase in headcount and stock-based compensation expense.

Research and development expenses increased $2.05 million for the three months ended September 30, 2024 to $5.01 million, compared to $2.96 million for the same period in 2023. This increase was due primarily to stock compensation attributable to the Magna Warrant for $1.12 million recognized during the three months ended September 30, 2024, as well as increased expenses for headcount and related stock-based compensation.

Sales and marketing expenses increased $0.27 million to $0.38 million for the three months ended September 30, 2024, from $0.12 million for the same period in 2023, due primarily to an increase in investor relations expense and stock-based compensation expense.

Interest income (expense), net increased $1.93 million to income of $0.45 million for the three months ended September 30, 2024, from expense of $1.48 million for the same period in 2023, due primarily to interest earned on bank deposits and decreasing interest on outstanding debt balances.

There was no change in the fair value of derivative for the three months ended September 30, 2024, compared to $0.15 million expense for the three months ended September 30, 2023. The decrease in expense was due to the April 2023 convertible notes which were converted into shares of common stock upon the Merger.

There was no change in fair value of the simple agreements for future equity (“SAFEs”) for the three months ended September 30, 2024, compared with $0.44 million for the three months ended September 30, 2023. The decrease in expense is related to no longer having SAFE agreements.

Comparison of Results of Operations for the Nine Months Ended September 30, 2024 and 2023

The following table summarizes our operating results as reflected in our unaudited statements of operations during the nine months ended September 30, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	Nine Months Ended September 30,
	2024	2023	Change	Change %
Revenues	$1,636,641	$164,826	$1,471,815	893%
Cost of revenues	1,055,755	1,331,165	(275,410)	(21)%
Gross profit (loss)	580,886	(1,166,339)	1,747,225	(150)%

Operating expenses:
General and administrative	4,861,478	3,414,949	1,446,529	42%
Operations	2,329,535	1,672,403	657,132	39%
Research and development	17,434,332	7,171,446	10,262,886	143%
Sales and marketing	667,750	481,511	186,239	39%
Total operating expenses	25,293,095	12,740,309	12,552,786	99%

Loss from operations	(24,712,209)	(13,906,648)	(10,805,561)	78%

Other income (expense), net:
Interest income (expense), net	(1,137,788)	(2,021,996)	884,208	(44)%
Change in fair value of derivative liability	(221,560)	(149,000)	(72,560)	49%
Change in fair value of simple agreements for future equity	-	(1,672,706)	1,672,706	(100)%
Total other income (expense), net	(1,359,348)	(3,843,702)	2,484,354	(65)%
Provision for income taxes	-	-
Net loss	$(26,071,557)	$(17,750,350)	$(8,321,207)	47%
Weighted average common shares outstanding - basic and diluted	33,267,589	10,674,991
Net loss per common share - basic and diluted	$(0.78)	$(1.66)

Revenues increased $1.47 million to $1.64 million for the nine months ended September 30, 2024 from $0.16 million for the same period in 2023. The increase is due primarily to the $1.15 million in revenues generated from software services. The Company also recognizes increases in delivery and branding revenues of $0.29 million to $0.45 million for the nine months ended September 30, 2024, compared to $0.16 million for the same period in 2023.

Cost of revenues decreased $0.28 million to $1.06 million for the nine months ended September 30, 2024, compared with $1.33 million for the same period in 2023 due primarily from a decrease in depreciation expense.

General and administrative expenses increased $1.45 million to $4.86 million for the nine months ended September 30, 2024, from $3.41 million for the same period in 2023, due primarily to an increase in headcount and public company fees.

Operations expenses increased $0.66 million to $2.33 million for the nine months ended September 30, 2024, from $1.67 million for the same period in 2023, due primarily to an increase in headcount and additional facility costs.

Research and development expenses increased $10.26 million for the nine months ended September 30, 2024 to $17.43 million, compared to $7.17 million for the same period in 2023. This increase was due primarily to stock compensation attributable to the Magna Warrant for $7.44 million, as well as increased expenses for headcount, software and stock-based compensation expense.

Sales and marketing expenses increased $0.19 million to $0.67 million for the nine months ended September 30, 2024, from $0.48 million for the same period in 2023, due primarily to increase in headcount and stock-based compensation expense.

Interest income (expense), net increased $2.48 million to income of $1.14 million for the nine months ended September 30, 2024, from expense of $2.02 million for the same period in 2023, due primarily to interest earned on bank deposits and decreasing interest on outstanding debt balances.

The change in the fair value of derivative was $0.22 million for the nine months ended September 30, 2024, compared with $0.15 million for the same period in 2023. The increase in expense was due to the January 2024 Notes which were converted into shares of common stock upon the Offering.

There was no change in fair value of the simple agreements for future equity (“SAFEs”) for the nine months ended September 30, 2024, compared with $1.67 million for the same period in 2023. The decrease in expense is related to no longer having SAFE agreements.

Key Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions:

	Three Months Ended September 30,		Nine Months Ended
	2024	2023	2024	2023
Key Metrics	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Daily Active Robots (1)	59	30	49	27
Daily Supply Hours (2)	465	224	384	188

Daily Active Robots: We define daily active robots as the average number of robots performing daily deliveries during the period. Daily active robots reflect our operation team’s capacity to have active robots in the field performing deliveries and/or generating branding revenues. We closely monitor and strive to increase our daily active robots efficiently as we improve our autonomy and resultant human-to-robot ratios and increase the number of merchants and brand advertisers on our platform.

Daily Supply Hours: We define daily supply hours as the average number of hours our robots are ready to accept offers and perform daily deliveries during the period. Supply hours represent the aggregate number of robot hours per day during which we can utilize our robots for delivery. Supply hours increase as we add active robots and increase the operating window of those robots in a day. We closely monitor and strive to efficiently increase our fleet’s daily supply hours.

Liquidity and Capital Resources

Our cash and cash equivalents generated by financing activities are our primary source of liquidity. As of September 30, 2024, we had $50.91 million in cash and cash equivalents. Cash and cash equivalents consist of highly liquid investments with original maturities of 90 days or less at the time of purchase.

On April 17, 2024, the Company entered into an underwriting agreement with Aegis Capital Corp. (“Aegis”) in connection with the public offering of 10,000,000 shares of the Company’s common stock at a public offering price of $4.00 per share (the “Offering”). The Company’s net proceeds from the Offering, after deducting the underwriting discount and other estimated offering expenses payable by the Company, were approximately $35.8 million.

On July 23, 2024, the Company entered into a Securities Purchase Agreement (the “July Purchase Agreement”) with a certain accredited and institutional investor for a private placement offering of pre-funded warrants (the “July Pre-Funded Warrants”) to purchase shares of the Company’s common stock and warrants exercisable for common stock (the “July Investor Warrants”). Pursuant to the July Purchase Agreement, the Company sold 2,500,000 July Pre-Funded Warrants with each July Pre-Funded Warrant exercisable for one share of common stock, together with the July Investor Warrants to purchase up to 2,500,000 shares of common stock. Each July Pre-Funded Warrant and accompanying July Investor Warrant were sold together at a combined offering price of $5.9999. The Company received net proceeds of $13.7 million pursuant to the July Purchase Agreement.

On August 27, 2024, the Company entered into a Securities Purchase Agreement (the “August Purchase Agreement”) with a certain accredited and institutional investor for a private placement offering of pre-funded warrants (the “August Pre-Funded Warrants”) to purchase shares of the Company’s common stock and warrants exercisable for shares of common stock (the “August Investor Warrants”). Pursuant to the August Purchase Agreement, the Company sold 555,555 August Pre-Funded Warrants, with each August Pre-Funded Warrant exercisable for one share of common stock, together with the August Investor Warrants to purchase up to 555,555 shares of common stock. Each August Pre-Funded Warrant and accompanying August Investor Warrant were sold together at a combined offering price of $8.9999. The July Investor Warrants were exercised in full for 2,500,000 shares of common stock. In consideration for the immediate exercise in full of the existing warrants, the exercise holder received new warrants (the “Exchange Warrants”) to purchase 2,200,000 shares of common stock with and exercise price of $10.00 per share. The Exchange Warrants are exercisable immediately and will expire five and a half years from the date of issuance. The Company received net proceeds of $18.65 million pursuant to the August Purchase Agreement.

We will need additional capital to fund our operations which include our research and development and general and administrative expenses, which we may obtain from additional financings, public offerings, research funding, additional collaborations, contract and grant revenue or other sources.

Our ability to continue as a going concern is dependent on our ability to raise adequate capital to fund operating losses until we can generate liquidity from our business operations. To the extent sufficient financing is not available, we may not be able to, or may be delayed in, developing our offerings and meeting our obligations. We will continue to evaluate our projected expenditures relative to our available cash and evaluate financing alternatives in order to satisfy our working capital and other cash requirements.

Cash Flows

As of September 30, 2024, our cash and cash equivalents were $50.91 million. The following table shows a summary of our cash flows for the periods presented in millions:

	Nine Months Ended September 30,
	2024	2023	Change
Cash used in operating activities	$(15.28)	$(12.29)	$(2.98)
Cash used in investing activities	$(5.39)	$0.00	$(5.39)
Cash from financing activities	$71.58	$13.08	$58.50

Operating Activities

Net cash used in operating activities was $15.28 million and $12.29 million for the nine months ended September 30, 2024, and 2023, respectively. The increase of $2.98 million was primarily due to a larger net loss of $8.00 million, offset by $9.63 million increase in stock-based compensation.

Investing Activities

Net cash used in investing activities was $5.39 million and $0.0 million for the nine months ended September 30, 2024 and 2023, respectively. The increase of $5.39 million was mainly due to robot build construction in-process.

Financing Activities

Net cash provided by financing activities was $71.58 million and $13.08 million for the nine months ended September 30, 2024, and 2023, respectively. The increase of $58.50 million was due to $35.8 million from proceeds of issuance of common stock pursuant to offering, net of issuance costs, $17.12 million from proceeds from issuance of prefunded warrants to purchase common stock in connection with private placement, net of issuance costs, $16.32 million from proceeds from the exercise of warrants, partially offset by repayments of lease liability for Silicon Valley Bank (as more fully described below).

Indebtedness

In March 2022, we entered into a term loan with Silicon Valley Bank for gross proceeds of $2.50 million with a maturity date of March 1, 2025. The loan accrues interest at the greater of 3.25% per annum or prime rate. Principal payments commenced on October 1, 2022, and the loan was repaid in full as of September 30, 2024.

In June 2022, we entered into an equipment financing lease agreement with Farnam Street commencing November 2022, for the cost of building robots, calling for 24 monthly payments of approximately $0.19 million based on an expected total cost of $4.46 million of robot parts and manufacturing costs. In December 2023, the agreement was modified to require three monthly repayments of approximately $0.03 million each and 12 monthly repayments of approximately $0.19 million each, subject to certain terms and effective in January 2024.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Estimates

There have been no material changes in our critical accounting policies from those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to either early adopt or delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, for this reporting period and are not required to provide the information required under this item.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Under the supervision of and with the participation of our management, including our principal executive officer and our principal financial officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of September 30, 2024, the end of the period covered by this report on Form 10-Q. The term “disclosure controls and procedures,” as set forth in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to provide reasonable assurance that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms promulgated by the SEC. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

In designing and evaluating our disclosure controls and procedures, management recognizes that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a control system, misstatements due to error or fraud may occur and not be detected.

As of September 30, 2024, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) pursuant to Rule 13a-15 of the Exchange Act. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are not effective.

Material Weaknesses in Internal Control Over Financial Reporting

As previously disclosed on our Annual Report on Form 10-K for the year ended December 31, 2023, although management did not conduct a formal assessment of internal control over financial reporting, in connection with the audits of our consolidated financial statements for the years ended December 31, 2023, and 2022, management has identified material weaknesses in internal control over financial reporting. Prior to the Merger, our size has prevented us from being able to employ sufficient resources to enable us to have an adequate level of supervision and segregation of duties. Therefore, management concluded that we did not have a comprehensive and formalized accounting and financial reporting policies and procedures manual which details the information needed for our financial reporting process and that we did not have a robust review process by which management could monitor for potential errors or technical accounting requirements, which resulted in material weaknesses in internal control over financial reporting as of December 31, 2023.

We intend to take measures to remediate the aforementioned material weaknesses, including, but not limited to, increasing the capacity of our qualified financial personnel to ensure that accounting policies and procedures are consistent across the organization and that we have adequate control over our Exchange Act reporting disclosures and implementing a formal policies and procedures manual for accounting and financial reporting. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate.

Changes in Internal Controls over Financial Reporting

During the quarter ended September 30, 2024, there have been no changes in our internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15(d)-15(f) promulgated under the Exchange Act, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

There are no pending, threatened or actual material legal proceedings in which the Company or any subsidiary is a party.

ITEM 1A. RISK FACTORS

There have been no material changes to the risk factors as disclosed in (i) Part I, Item 1A. “Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2023, (ii) Part II, Item 1A “Risk Factors” beginning on page 27 on the Form 10-Q filed for the quarter ended March 31, 2024, and (iii) Part II, Item 1A “Risk Factors” beginning on page 31 on the Form 10-Q filed for the quarter ended June 30, 2024.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Unregistered Sales of Equity Securities

Please refer to Item 15. Recent Sales of Unregistered Securities contained in our registration statement on Form S-1 filed on July 31, 2024 for the information required by Item 701 of Regulation S-K, which is incorporated herein by reference, as to all equity securities that we issued during the period covered by this report that were not registered under the Securities Act.

Issuer Purchases of Equity Securities

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

Set forth below are developments regarding trading plan arrangements among the Company’s directors and officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for the quarter ended September 30, 2024.

●	On September 9, 2024, Touraj Parang, the Company’s President and Chief Operating Officer, entered into a 10b5-1 trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act, providing for the potential sale of up to 100,000 shares of the Company’s common stock and will remain in effect until the earlier of (1) September 9, 2025; or (2) the date on which an aggregate of 100,000 shares of common stock have been sold under the trading plan. In no event shall shares of the Company’s common stock be sold under the trading plan prior to December 9, 2024. As of the date of this report, none of the shares were sold and no other adjustments were made to the trading plan during the quarterly period covered by this report.

●	On August 19, 2024, Ali Kashani, the Company’s Chief Executive Officer, entered into a 10b5-1 trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act, providing for the potential sale of up to 600,000 shares of the Company’s common stock and will remain in effect until the earlier of (1) August 19, 2025; or (2) the date on which an aggregate of 600,000 shares of common stock have been sold under the trading plan. In no event shall shares of the Company’s common stock be sold under the trading plan prior to November 19, 2024. As of the date of this report, none of the shares were sold and no other adjustments were made to the trading plan during the quarterly period covered by this report.

●	On August 16, 2024, Brian Read, the Company’s Chief Financial Officer, entered into a 10b5-1 trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act, providing for the potential sale of up to 75,000 shares of the Company’s common stock and will remain in effect until the earlier of (1) August 15, 2025; or (2) the date on which an aggregate of 75,000 shares of common stock have been sold under the trading plan. In no event shall shares of the Company’s common stock be sold under the trading plan prior to April 29, 2025. As of the date of this report, none of the shares were sold and no other adjustments were made to the trading plan during the quarterly period covered by this report.

●	On August 16, 2024, Euan Abraham, the Company’s Senior Vice President of Hardware Engineering, entered into a 10b5-1 trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act, providing for the potential sale of up to 150,000 shares of the Company’s common stock and will remain in effect until the earlier of (1) August 16, 2025; or (2) the date on which an aggregate of 150,000 shares of common stock have been sold under the trading plan. In no event shall shares of the Company’s common stock be sold under the trading plan prior to November 16, 2024. As of the date of this report, none of the shares were sold and no other adjustments were made to the trading plan during the quarterly period covered by this report.

The 10b5-1 trading plans included a representation from the officer to the broker administering the plan that the officer was not in possession of any material nonpublic information regarding the Company or the securities subject to the plan. A similar representation was made to the Company in connection with the adoption of the plan under the Company’s insider trading policy. Those representations were made as of the date of adoption of the 10b5-1 plan, and speak only as of that date. In making those representations, there is no assurance with respect to any material nonpublic information of which the officer was unaware, or with respect to any material non public information acquired by the officer or the Company after the date of the representation.

ITEM 6. EXHIBITS

Exhibit No.	Description
10.1	Form of July Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 23, 2024)
10.2	Form of July Investor Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 23, 2024)
10.3	Form of July Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 23, 2024)
10.4	Form of July Pre-Funded Warrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on July 23, 2024)
10.5	Form of August Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 28, 2024)
10.6	Form of August Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 28, 2024)
10.7	Form of August Investor Warrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 28, 2024)
10.8	Form of August Pre-Funded Warrant (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on August 28, 2024)
10.9	Form of August Exchange Warrant (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on August 28, 2024)
31.10	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.20	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Furnished in accordance with Item 601(b)(32)(ii) of Regulation S-K.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

#	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.

§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERVE ROBOTICS INC.

Dated: November 7, 2024	By:	/s/ Ali Kashani
Chief Executive Officer
(Principal Executive Officer)

Dated: November 7, 2024	By:	/s/ Brian Read
Chief Financial Officer
(Principal Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2024, Serve Robotics Inc. (the “Company”) entered into a equity distribution agreement (the “Distribution Agreement”) with Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. under which the Company may offer and sell, from time to time in its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $100,000,000 through an “at the market” equity offering program under which Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. will act as the agents (each, an “Agent” and collectively, the “Agents”).

Under the Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, the Agents may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market or any other trading market for the Common Stock or to or through a market maker. In addition, the Agents may also sell the shares of Common Stock by any other method permitted by law, including, but not limited to, negotiated transactions.

The Distribution Agreement provides that the Company will pay the Agents a commission of up to 3% of the gross proceeds of any shares of Common Stock sold through the Agents under the Distribution Agreement, and the Company will reimburse the Agents for certain expenses incurred in connection with their services under the Distribution Agreement, including reasonable legal fees in connection with the establishment of the at-the-market offering. The Company has no obligation to sell any shares under the Distribution Agreement and may at any time suspend solicitation and offers under the Distribution Agreement. The offering of shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares subject to the Distribution Agreement or (ii) termination of the Distribution Agreement in accordance with its terms.

The Distribution Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Agents against certain liabilities on customary terms, subject to limitations on such arrangements imposed by applicable law and regulation. In the ordinary course of its business, the Agents and their affiliates have engaged in, and may engage in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. The Agents have received, or may in the future receive, customary fees and commissions for these transactions.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-282389), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 3, 2024 (the “Shelf Registration Statement”). The Company intends to file a prospectus supplement, dated November 7, 2024, with the SEC in connection with the offer and sale of the shares pursuant to the Distribution Agreement.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement. A copy of the Distribution Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP, relating to the validity of the shares of Common Stock that may be sold pursuant to the Distribution Agreement, is filed with this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description
1.1	Equity Distribution Agreement, dated as of November 7, 2024, by and among Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. and Serve Robotics Inc.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted in iXBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: November 7, 2024	/s/ Brian Read
Brian Read
Chief Financial Officer

3

Exhibit 1.1

Serve Robotics Inc.
EQUITY DISTRIBUTION AGREEMENT

November 7, 2024

NORTHLAND SECURITIES, INC.

as representative of the several managers

150 South Fifth Street, Suite 3300

Minneapolis, MN 55402

Ladies and Gentlemen:

Serve Robotics Inc., a Delaware corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Serve Robotics, Inc., the “Company”), proposes to issue and sell through the several sales agents identified on Schedule I hereto (each, a “Manager” and together the “Managers”), on the terms set forth in this Equity Distribution Agreement (this “Agreement”), up to $100,000,000 (the “Maximum Amount”) of shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-282389), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”), together with any additional registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule II hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”). All references in this Agreement to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1. Representations and Warranties. The Company represents and warrants to and agrees with the Managers that:

(a) Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective. No post-effective amendment to the Registration Statement has been filed; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b) Compliance with Registration Requirements. (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined in Section 4 below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act; (ii) the Basic Prospectus complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(c) General Disclosure Package. (i) As of the date hereof, at the respective times that the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

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(d) Issuer Free Writing Prospectus. Any free writing prospectus that the Company was or is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a free writing prospectus, the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a broadly available road show and the General Disclosure Package. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and each of the statements of operations, cash flows and stockholders’ equity of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. All non-GAAP financial measures (as defined in Regulation G promulgated by the Commission pursuant to the Exchange Act) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus have been presented in compliance with Item 10 of Regulation S-K. Except as disclosed in the General Disclosure Package or the Prospectus, the Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

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(g) No Material Adverse Effect. Except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no (i) material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the assets, earnings, business, properties, management, results of operations or prospects of the Company, whether or not arising in the ordinary course of business or as a result of the ongoing COVID-19 pandemic, or the ability of the Company to perform its obligations under this Agreement, individually or in the aggregate (a “Material Adverse Effect”); (ii) transaction which is material to the Company; (iii) liability or obligation, direct or contingent (including without limitation any off-balance sheet obligations or any losses or interference with business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree), incurred by the Company, which is material to the Company, individually or in the aggregate; (iv) change in the capital stock of the Company (other than as described in the Registration Statement or the issuance or retention of shares of Common Stock upon the exercise of stock options or the vesting, exercise or settlement of other awards described as outstanding in, and the grant of options and awards under other existing equity incentive plans described in, the Registration Statement, the General Disclosure Package or the Prospectus); (v) material change in the outstanding indebtedness of the Company; (vi) dividend or distribution of any kind declared, paid or made on the Common Stock; or (vii) alteration in the Company’s method of accounting.

(h) Organization and Good Standing. The Company and each of the Subsidiaries (as defined below) have been duly incorporated and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation or organization with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and currently conducted and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, including in compliance with all federal and state securities laws, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

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(j) The Shares. The Shares have been, and as of each Settlement Date will be, duly authorized, and when issued and delivered in accordance with the terms of this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, including in compliance with all federal and state securities laws, fully paid and non-assessable, will conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.

(l) Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) No Preemptive Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase any equity securities of the Company.

(n) Descriptions and Exhibits. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(o) Non-Contravention. The issue and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other evidence of indebtedness or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject; (ii) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company; and (iii) will not result in any violation of any statute or any order, decree, rule or regulation of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) above, where such breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Violations. Neither the Company nor its Subsidiaries is (i) in violation of its articles or certificate of incorporation, by-laws (or other organizational or charter documents), (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary, (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or a Subsidiary is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

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(q) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(r) Other Underwriting Agreements. Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Managers.

(t) [Reserved].

(u) Legal Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there are no actions, suits, proceedings, inquiries or investigations brought by or before any legal or governmental entity pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus; and, to the best of the Company’s knowledge, no such actions, suits, proceedings, inquiries or investigations are threatened or contemplated by governmental authorities or others.

(v) Independent Accountant. dbbmckennnon (“Company Auditor”), who has certified certain financial statements of the Company, was, at all applicable times, an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(w) Title to Real and Personal Property. Except (a) as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, (b) for liens, security interests and similar encumbrances under any liens, security interests or similar encumbrances made pursuant to credit facilities or indentures of the Company or (c) as would not have a Material Adverse Effect, individually or in the aggregate, the Company has good and marketable title to all of the real and personal properties and assets reflected as owned in the financial statements referred to in Section 1(f) or elsewhere in the Registration Statement, the General Disclosure Package or the Prospectus, in each case free and clear of any security interests, mortgages, liens, pledges, charges, encumbrances, equities, adverse claims and other defects or restrictions. No real property owned, leased, licensed, or used by the Company lies in an area which is, or will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Registration Statement, the General Disclosure Package or the Prospectus indicates the Company contemplates conducting, except as may be properly described in the Registration Statement, the General Disclosure Package or the Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or of a Subsidiary are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

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(x) Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company, including its Subsidiaries, own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the General Disclosure Package, or the Prospectus as being owned or licensed by them or which are necessary for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and except as enforceability of any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any intellectual property rights of others, except as would not result in a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have rights to any registered Intellectual Property, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the expansion or commercialization of any product or service described in the Registration Statement, the General Disclosure Package, or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, the Company and its subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of nondisclosure and confidentiality agreements. The Intellectual Property and/or their uses described in the Registration Statement, the General Disclosure Package, or the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

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(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described, incorporated by reference or included in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so described, incorporated or included.

(z) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the reports filed with the Commission pursuant to Section 13(a), 13(e), 14 or 15(d) of the Exchange Act and all are set forth on Exhibit 21.1 to the Company’s most recent annual report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Subsidiary” means any subsidiary of Serve Robotics Inc. and shall, where applicable, also include any direct or indirect subsidiary of Serve Robotics Inc. formed or acquired after the date hereof.

(aa) Dividend Restrictions. Except as disclosed in the Registration Statement, General Disclosure Package, or Prospectus, and subject to the existence of legally available funds, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(bb) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the Net Proceeds (as defined in Section 3 below) therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(cc) Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect; and the Company has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being or will be contested in good faith and as to which adequate reserves have been provided or insofar as the non-payment of such taxes, individually or in the aggregate, would not result in a Material Adverse Effect.

(dd) Licenses and Permits. The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to possess or comply with or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

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(ee) No Labor Disputes. No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent or threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(ff) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (whether or not subject to ERISA) that is sponsored, maintained, administered, contributed or required to be contributed to by the Company or any entity that would be treated as a single employer with any of the foregoing pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, a “Plan”) has been maintained, administered and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. The fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan determined using reasonable actuarial assumptions. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any Plan. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption that has resulted in or could reasonably be expected to have a Material Adverse Effect. The Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) (i) with respect to any Plan subject to Section 412 of the Code or to Title IV of ERISA or (ii) with respect to any Plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws.

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(hh) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the General Disclosure Package; and (iii) are designed to be effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not been advised of any (i) significant deficiencies or material weaknesses in the design or operation of its disclosure controls and procedures or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s disclosure controls and procedures.

(ii) Internal Controls Over Financial Reporting. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to materially affect the ability of the Company to record, process, summarize and report financial information or data, or any material weaknesses in internal controls over financial reporting and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company, and (b) since that date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

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(jj) Open Source Software. (i) To the best of the Company’s knowledge, the Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) the Company has not used or distributed and does not use or distribute any Open Source Software in any manner that requires or has required (A) the Company to permit reverse engineering of any software code or other technology owned by the Company or (B) any software code or other technology owned by the Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(kk) Data Security. (i) To the best of the Company’s knowledge, the Company has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation nor are there any incidents under internal review or investigations relating to the same.

(ll) Data Protection; No Breaches. To the best of the Company’s knowledge, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has taken commercially reasonable efforts to protect the information technology systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s business (“Breach”). There has been no such Breach, and the Company has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

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(mm) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company.

(nn) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares other than this Agreement.

(oo) No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Managers may engage in passive market making transactions in the Shares on the Exchange in accordance with Regulation M.

(qq) [Reserved]

(rr) Statistical and Market Data. The statistical and market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(ss) Sarbanes-Oxley Act. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company after reasonable inquiry, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Time of Sale and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

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(uu) No Unlawful Payments. Neither the Company nor any director, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and the representations and warranties contained herein. The Company will not use, directly or indirectly, the proceeds from the offering the of Shares hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any person in violation of any anti-corruption laws.

(vv) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company (each, a “Person”) is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Balkans, Belarus, Burundi, the Central African Republic, Cuba, the Democratic Republic of the Congo, Iran, Libya, North Korea, Sudan, Syria and Venezuela (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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Any certificate signed by any officer of the Company delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Company to the Managers as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Managers and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through Northland, acting as sales agent on behalf of the Managers (provided that the Company may, in its sole discretion, ask one of the other Managers to act as sales agent on behalf of the other Managers, including Northland), as follows:

(a) Each time the Company wishes to issue and sell Shares, it will submit its order by telephone or electronic mail to Northland (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein), which order shall be confirmed by Northland (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, Northland shall either use its, or designate to other Managers to use their, commercially reasonable efforts consistent with their normal sales and trading practices to execute any Company order submitted to it hereunder to sell Shares with respect to which the Managers have agreed to act as sales agents. The Company acknowledges and agrees that (i) there can be no assurance that the Managers will be successful in selling the Shares, (ii) the Managers will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company.

(c) The Managers hereby covenant and agree not to make any sales of the Shares on behalf of the Company other than (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including block transactions, by means of ordinary brokers’ transactions (whether or not solicited) between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 of the Securities Act, to or through a market maker, directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and a Manager.

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(d) The Company shall not authorize the issuance and sale of, and the Managers shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Managers may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend an offering of the Shares pursuant to this Agreement for a specified period (a “Suspension Period”); provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt or giving of such notice, as applicable; and provided further, that there shall be no obligations under Sections 6(l), 6(m), 6(n) and 6(o) with respect to the delivery of certificates, opinions or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(e) The Managers shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the Net Proceeds (as defined below) to the Company and (v) the commission payable by the Company to the Managers with respect to such sales.

(f) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 6(l) below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Managers to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information.

(h) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Managers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Managers in writing.

3. Fee. The compensation to the Managers for sales of the Shares with respect to which the Managers act as sales agents hereunder shall be 3% of the gross offering proceeds of the Shares sold pursuant to this Agreement (the “Selling Commission”). For each sale of Shares, the amount of sale proceeds remaining after payment of the Selling Commission shall constitute the net proceeds to the Company for such sale of Shares (the “Net Proceeds”). The Company shall pay to the Managers, on the applicable Settlement Date, the Selling Commission for the applicable Shares sold by the Managers (which amount may be withheld by the Managers from the gross proceeds from the sale of such Shares). For the avoidance of doubt, any expense payment and reimbursement obligations of the Company set forth in Section 6(i) below shall be separate and independent obligations of the Company and shall not be deemed a credit or otherwise act to offset the compensation to the Managers pursuant to this Agreement.

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4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Managers for settlement on such date shall be issued and delivered by the Company to the Managers against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Managers’ or their designee’s account (provided that the Managers shall have given the Company written notice of such designee prior to the applicable Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, then the Company shall (i) hold the Managers harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) there shall not have occurred any change, or any development reasonably likely to result in a Material Adverse Effect, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package and that makes it, in the Managers’ sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

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(c) The Managers shall have received on each date specified in Section 6(m) a certificate of the Secretary of the Company, dated such date, as described in Section 6(m).

(d) The Managers shall have received on each date specified in Section 6(m) an opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers, which opinion and negative assurance letter shall be rendered to the Managers at the request of the Company and shall so state therein.

(e) The Managers shall have received on each date specified in Section 6(n) an opinion and negative assurance letter of Faegre Drinker Biddle & Reath LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(f) The Managers shall have received on each date specified in Section 6(o), letters dated such date in form and substance satisfactory to the Managers, from Company Auditor, current independent registered public accountant for the Company, (A) confirming that as of the date of its respective audit report(s), it was an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters from Company Auditor, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

6. Covenants of the Company. The Company covenants with the Managers as follows:

(a) To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus, as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Managers is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

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(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably objects. Not to take any action that would result in the Managers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the Net Proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR or any successor system thereto) to the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers and, at the Managers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Managers, promptly and no later than one Trading Day after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

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(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

(A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified;

(B) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon;

(C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum;

(D) any Financial Industry Regulatory Authority fees and expenses, including all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement relating to any review and qualification by the Financial Industry Regulatory Authority;

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(E) all costs and expenses incident to listing the Shares on the Exchange;

(F) the costs and charges of any transfer agent, registrar or depositary;

(G) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $1,000 per individual;

(H) the reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement other than as set forth in this Section, provided that reimbursement pursuant to this clause (H) shall not exceed $75,000 through the fourth business day following execution of this Agreement and shall not exceed $10,000 for each quarterly period thereafter; and

(I) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3 and Section 8, the Managers will pay all of its costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement that is declared effective by, or becomes effective upon filing with, the Commission).

(k) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date (except that, in the case of clause (ii), the Company has up to two business days after the filing to furnish the certificate), in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such Representation Date, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

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(m) On each Representation Date, the Company shall furnish the Managers, in form and substance reasonably satisfactory to the Managers, a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Managers shall reasonably request (except that, in the case of clause (ii) of Section 6(l) above, the Company has up to two business days after the filing to furnish the secretary certificate to the Managers)1

(n) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP, outside counsel for the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter (except that, in the case of clause (ii) of Section 6(l) above, the Company has up to two business days after the filing to have the written opinions and negative assurance letters furnished to the Managers).

(o) On each Representation Date, Faegre Drinker Biddle & Reath LLP, counsel to the Managers, shall furnish to the Managers a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers (except that, in the case of clause (ii) of Section 6(l) above, Faegre Drinker Biddle & Reath LLP has up to two business days after the filing to have the written opinions and negative assurance letters furnished to the Managers).

With respect to Sections 6(n) and 6(o) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(n) or Section 6(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished to the Commission by the Company any document which contains additional or amended financial information, including any earnings release or, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, Company Auditor shall deliver to the Managers the comfort letter described in Section 5(e) (except that, in the case of clauses (iii) and (iv), the Company Auditor has up to two business days after the filing to deliver the comfort letter).

[1]	NTD: Nothing anticipated, but included to cover off if we needed something in the future for any development (e.g., a CFO cert for flash numbers).

21

(q) To comply with the Due Diligence Protocol attached hereto on Schedule III and any other due diligence review or call reasonably requested by the Managers.

(r) The Company will deliver to the Managers (or its agent), on the date of execution of this Agreement, any requested certificates and related identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Managers may reasonably request in connection with the verification of compliance with anti-money laundering requirements.

(s) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(t) That it consents to the Managers trading in the Common Stock for the Managers’ own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented, relating to such Shares).

(v) Prior to instructing the Managers pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), the Company’s board of directors or a committee thereof authorized by either such board of directors or any authorized committee thereof (the “Board”) (i) shall have approved the minimum price and maximum number of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution, substantially in the form of Exhibit B, approving such price and number. The instructions provided to the Managers by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(w) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or long term incentive plan of the Company or (iv) any shares of Common Stock issued pursuant to any stock repurchase plan of the Company, during the Delivery Period, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company or (v) any shares of Common Stock issued pursuant to Section 2(h).

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7. Covenants of the Managers. The Managers covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that otherwise would not be required to be filed by the Company thereunder, but for the action of the Managers. The Managers shall not use any free writing prospectus in connection with the offer and sale of the Shares except for any such free writing prospectus approved by the Company for use for such purpose.

8. Indemnity and Contribution.

(a) Indemnification of the Managers. The Company agrees to indemnify and hold harmless the Managers and each person, if any, who controls the Managers within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each affiliate of the Managers within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation in accordance with this Section), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any Permitted Free Writing Prospectus or other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or in any supplement thereto or amendment thereof, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with written information relating to the Managers furnished to the Company in writing by or on behalf of the Managers expressly for use therein.

(b) Indemnification of the Company. The Managers agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, but only with reference to information relating to the Managers furnished to the Company in writing by the Managers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any Permitted Free Writing Prospectus or other free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

23

(c) Required Notices; Right to Counsel. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (it being understood that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it might have to any indemnified party otherwise than under this Section 8 and from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party), and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Shares shall be deemed to be in the same respective proportions as the gross proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Managers. The relative fault shall of the Company, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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1. The Company and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or any amount in excess of the Selling Commission received by the Managers in connection with the offering contemplated hereby.

2. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

~~3~~. For purposes of this Section 8(d), each officer and employee of the Managers and each person, if any, who controls the Managers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Managers, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) Non-Exclusive Remedies. The obligations of the parties to this Agreement contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) Information Provided by Manager. It is understood and agreed that the only information furnished by the Managers to the Company pursuant to Section 8(a) or 8(b) that is included in the Registration Statement, the General Disclosure Package, the Prospectus or any road show other material consists of the information set forth in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement and the Prospectus.

(g) Survival. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling the Managers or any affiliate of the Managers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

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9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement as to itself in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or 10(b) above by all Managers or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the applicable Settlement Date for any sale of Shares, then such sale shall settle in accordance with the provisions of Section 4.

11. Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 6(c) of this Agreement in the Company’s quarterly reports on Form 10-Q or annual reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

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12. Entire Agreement.

2. This Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(a) The Company acknowledges that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

(b) This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file or via DocuSign electronic signature.

14. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Hennepin County, Minnesota, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing, effective only upon receipt and shall be delivered, mailed, telecopied, or sent by email and confirmed to the parties hereto as follows, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice as provided hereunder of a new address for such purpose.

If to the Managers, to:

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402
Attention: Jeff Peterson
Email: jeffpeterson@northlandcapitalmarkets.com

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171
Attention: General Counsel
Email: atmdesk@brileyfin.com

27

Ladenburg Thalmann & Co. Inc.
640 5th Ave, 4th Floor
New York, NY 10019
Attention: Joseph Giovanniello
Email: JGiovanniello@ladenburg.com

with a copy to (which shall not constitute notice):

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Attn: Jonathan R. Zimmerman
Email: Jon.Zimmerman@FaegreDrinker.com

If to the Company:

Serve Robotics Inc.
730 Broadway
Redwood City, California 94063
Attention: Brian Read
Email: brian.read@serverobotics.com

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
222 Berkeley St., Suite 2000
Boston, MA 02116
Attn: Albert Vanderlaan
Email: avanderlaan@orrick.com

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit persons referred to in Section 8(a) or 8(b), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Managers merely by reason of such purchase.

18. Partial Unenforceability. The invalidity or unenforceability of any article, section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any article, section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that a Manager is a Covered Entity (as defined in this Section) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section), the transfer from the Managers of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that a Manager is a Covered Entity or a BHC Act Affiliate (as defined in this Section) of the Managers becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section) under this Agreement that may be exercised against the Managers are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[remainder of page left blank intentionally - signature page follows]

29

Very truly yours,

SERVE ROBOTICS INC.

By:
	Name:	Brian Read
	Title:	Chief Financial Officer

Accepted as of the date first written above:

NORTHLAND SECURITIES, INC.

By:
	Name:	Jeff Peterson
	Title:	Head of Investment Banking

Signature Page to Equity Distribution Agreement

SCHEDULE I

Managers

Northland Securities, Inc.

B. Riley Securities, Inc.

Ladenburg Thalmann & Co. Inc.

I-1

SCHEDULE II

Permitted Free Writing Prospectuses

[None.]

II-1

SCHEDULE III

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), 6(m), 6(n), 6(o) and 6(p) of the Agreement, the Managers expects to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

III-1

Exhibit A

[Northland Letterhead]

__________, 20__

[Name]
[Address]

Attention: __________________

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear _________:

This Confirmation sets forth the terms of the agreement of Northland Securities, Inc., on behalf of the several managers (the “Managers”) with Serve Robotics Inc. (the “Company”) relating to the sale of up to [●] shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Equity Distribution Agreement between the Company and the Managers, dated [●], 202[__] (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Managers to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:
Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Managers unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Managers will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by _____ [a.m.][p.m.] (New York time) on _______, 20__.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

A-1

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

NORTHLAND SECURITIES, INC.

By:
Name:
Title:

ACCEPTED as of the date
first above written

[●]

By:
Name:
Title:

A-2

Exhibit B

Form of Authorizing Resolution

[TO BE CONFORMED TO THE COMPANY’S CORPORATE GOVERNANCE DOCUMENTS]

[Special] Meeting [of the Designated Subcommittee/Committee]
of the Board of Directors

Upon notice duly given or waived, a [special] meeting [of the Designated Subcommittee/Committee (“Subcommittee”)] of the Board of Directors (the “Board”) of [●] (the “Company”) was held [by conference telephone] commencing at [_ ]:00 [a.m./p.m.], local time, on [DATE]. [INSERT NAME(S) OF PARTICIPANTS] attended the meeting [by conference telephone], constituting a quorum of the [Subcommittee/Board]. [Mr./Ms. [INSERT NAME(S) OF ANY NON-PARTICIPANTS], who was unable to participate in the meeting, waived notice.] Also participating [on the call] at the invitation of the [Subcommittee/Board] were [INSERT NAME(S) OF PARTICIPANTS], from the Company and present at the Company’s offices. Mr./Ms. [INSERT NAME] chaired the meeting and Mr./Ms. [INSERT NAME] acted as secretary to the meeting.

Mr./Ms. [INSERT NAME] called the meeting to order and confirmed the presence of a quorum. After discussing recent developments in the equity markets with respect to the Company’s common stock, par value $0.0001 (the “Common Stock”), Mr./Ms. [INSERT NAME] approved the proposed offering of shares of Common Stock on the date hereof pursuant to the following resolutions:

RESOLVED that, on the date of [_____], 20[__] only, the Company may offer and sell pursuant to the Registration Statement on Form S-3 (No. 333-[●]) up to [_________] shares of Common Stock (the “Shares”) through Northland Securities, Inc. (the “Manager”), pursuant to the Equity Distribution Agreement, dated as of [●], 202[__], between the Managers and the Company, by means of ordinary brokers’ transactions on the stock exchanges on which the Common Stock is traded at market prices; and further

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take such other actions, and to execute and deliver such other documents and instruments, as they deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions, the taking of any action or the execution of any document or instrument to be conclusive evidence of the approval thereof by the [Subcommittee/Board], and that all actions heretofore taken by officers of the Company consistent with the foregoing resolutions are hereby ratified and confirmed.

There being no further business, the meeting was adjourned.

B-1

Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
222 Berkeley St., Suite 2000
Boston, MA 02116

November 7, 2024	+1 617 880 1800

Serve Robotics Inc.	orrick.com
730 Broadway
Redwood City, California 94063

Re:	Serve Robotics Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Serve Robotics Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to $100,000,000 of shares of the Company’s common stock, par value $0.0001 (the “Shares”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-282389) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated October 3, 2024 (the “Base Prospectus”), and the prospectus supplement dated November 7, 2024, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Serve Robotics Inc.

November 7, 2024

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP